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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 or our reports dated December 17, 1998; relating to the combined financial statements of the ZD Group, the combined financial statements of the ZD Publishing Group and the combined financial statements of the ZDNet Group, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
December 17, 1998